               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A, No. 033-32231) of Morgan Stanley Dean Witter Strategic Adviser Fund, Inc., and to the incorporation by reference of our report dated February 2, 2001 on the Conservative Portfolio, Aggressive Portfolio, and Moderate Portfolio included in the 2000 Annual Report to Shareholders of Morgan Stanley Dean Witter Strategic Adviser Fund, Inc.




                                                              ERNST & YOUNG LLP


Boston, Massachusetts
April 27, 2001